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                                                                   Exhibit 10.17

                                   WIGS, L.P.

                                PROMISSORY NOTE

US $147,583                                November 23, 1994


     FOR VALUE RECEIVED, Wigs, L.P., a Delaware limited partnership ("Payor") hereby promises to pay to SC Corporation, a Delaware corporation (the "Holder"), in installments as herein stated, the principal sum of ONE HUNDRED FORTY SEVEN THOUSAND FIVE HUNDRED AND EIGHTY-THREE DOLLARS ($147,583).

     This note (the "Note") is being delivered by the Payor to the Holder pursuant to the terms of a Debtor Securities Purchase Agreement, dated the date hereof, by and among the Payor, the Holder and other signatories thereto (the "Debtor Securities Purchase Agreement"), as partial consideration for the Holder's issuance to the Payor of 26,051 shares of its common stock, par value $.01 per share (the "Common Shares"), 675 shares of its preferred stock, par value $100 per share (the "Preferred Shares"), and SC CORPORATION SUBORDINATED NOTES in aggregate principal amount of $110,406 (the "Subordinated Notes" and, together with the Common Shares and the Preferred Shares, the "Securities").

     This Note is secured under a Pledge and Security Agreement, dated the date hereof, between the Payor and the Holder (the "Pledge and Security Agreement") pursuant to which the Payor has pledged 18,365 of the Common Shares, 490 of the Preferred Shares and $80,186 in aggregate principal amount of the Subordinated Notes (the "Pledged Securities") to the Holder as collateral security for the payment of this Note.

     1. Amortization Payments.  Payor agrees to pay a portion of the principal
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amount of this Note then outstanding, together with all unpaid interest accrued to that date, on December 31 of each year, commencing December 31, 1995 (each an "Amortization Payment Date"), pursuant to the following schedule:



             Amount of Unpaid                 Amortization
           Principal to be Paid               Payment Date

                $ 7,378                      December 31, 1995
                 11,066                      December 31, 1996
                 14,755                      December 31, 1997
                 18,444                      December 31, 1998
                 95,940                      December 31, 1999

     2. Interest.  Payor agrees to pay interest from the date hereof accrued on
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the unpaid principal amount of this Note from time to time outstanding at the rate of 7.25% per annum, payable

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quarterly in arrears on March  31, June 30, September 30 and December 31 of each year, commencing March 31, 1995 (each an "Interest Payment Date," and, together with the Amortization Payment Dates, the "Payment Dates"), and upon the final payment in full of all unpaid principal of this Note. Interest shall be computed on the basis of a 365/366 day year and the actual number of days elapsed.

     3.  Default Interest.  Payor agrees that upon the occurrence and during the
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continuance of any Event of Default, Payor shall pay interest at the rate of
9.25% per annum on (i) the unpaid principal amount of this Note from time to time outstanding, payable in arrears on the dates referred to in Section 2 above, and on demand, and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full, and on demand.

     4. Business Day.  If any Payment Date is not a Business Day, the payment
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due on that Payment Date shall be made on the next succeeding day that is a
Business Day. For the purposes of this Note the phrase "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York State are authorized or required by law to be closed.

     5. Optional Prepayments.  The Payor may, at its option, prepay the
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principal amount of this Note at any time in whole, or from time to time in such part as the Payor shall elect, with accrued interest on the amount prepaid to the date of prepayment, in each case without penalty or premium therefor. All such optional prepayments shall be applied to unpaid principal in inverse order of maturity.

     6.  Mandatory Prepayments. Payor agrees that, so long as any of the
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principal of this Note remains unpaid, any amounts distributed on the Pledged
Securities (or any substitute or replacement collateral) in cash, whether as interest, dividends, prepayments of principal, redemptions, repurchases or otherwise, shall be applied to prepay the principal of this Note, together with accrued interest on the amount prepaid to the date of prepayment, pursuant to the terms of the Pledge Agreement. All such mandatory prepayments shall be applied to unpaid principal in inverse order of maturity.

     7. Methods of Payment.  All payments of principal and interest on this Note
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shall be made in lawful money of the United States of America.

     8. Defaults.  Any of the following shall constitute an Event of Default
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hereunder:

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     (a) The Payor shall fail to pay any principal or interest due hereunder, which failure shall remain uncured for a period of five (5) days;

     (b) If any voluntary or involuntary proceeding shall be commenced by or against the Payor under any chapter of the Federal Bankruptcy Code or other law relating to bankruptcy, bankruptcy reorganization, insolvency or relief of debtors, and such petition or proceeding is not dismissed within thirty (30) days from the date on which it is filed or instituted;

     (c) If the Payor becomes insolvent or is unable to pay its debts as they become due or makes an assignment for the benefit of creditors; or

     (d) The dissolution or other winding up of the Payor.

     Upon the occurrence of any Event of Default the principal of this Note and any accrued and unpaid interest hereunder shall, at the sole option of the Holder, become immediately due and payable. The failure of the Holder to exercise the option described in the preceding sentence at any time shall not constitute a waiver of the Holder's right to exercise such option at any other time.

     9. Expenses.  Payor agrees to pay all expenses incurred by the Holder
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hereof in connection with the collection and enforcement of this Note, including, without limitation, reasonable attorneys' fees and disbursements.

     10. No Recourse.  None of the partners of Payor shall be, directly or
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indirectly, personally liable on this Note, nor does the signature of any of them that appears hereon bind them personally. All payments to be made on this Note are to be made only out of funds of Payor, and Holder shall look for such payment only to the funds of Payor exclusive of any obligation to make a contribution by any partner of Payor.

     11. Waiver of Notice, etc. The Payor hereby waives presentment, notice of
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demand for payment, protest, notice of dishonor and any other notice of any kind with respect to this  Note.


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     12. Governing Law.  This Note shall be governed by and construed in
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accordance with the laws of the State of New York,  without regard to the principles of conflict of laws thereof.

       IN WITNESS WHEREOF, Payor has caused this instrument to be duly executed as of this 23rd day of November, 1994.


                                         WIGS, L. P.


                                         By: _____________________________
                                             name:
                                             title:


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